QtrHilites

Talisman Energy Inc.
Highlights

	Three months ended		Years ended
	December 31		December 31
	2002	2001	2002	2001
Financial
(millions of Canadian dollars unless otherwise stated)
Cash flow (5)	759	503	2,645	2,494
Net income (1)	182	40	524	733
Exploration and development expenditures	457	545	1,848	1,882
Per common share (dollars)
Cash flow (2) (5)	5.72	3.75	19.73	18.48
Net income (1) (3)	1.33	0.25	3.73	5.25
Production
(daily average)
Oil and liquids (bbls/d)
North America	59,677	62,872	59,808	63,275
North Sea	124,247	135,050	127,486	110,828
Southeast Asia	22,378	24,853	22,469	20,873
Sudan	61,151	55,325	60,109	53,257
Synthetic oil	3,129	2,611	2,868	2,781
Total oil and liquids	270,582	280,711	272,740	251,014
Natural gas (mmcf/d)
North America	826	841	820	809
North Sea	112	139	122	108
Southeast Asia	90	99	94	93
Total natural gas	1,028	1,079	1,036	1,010
Total mboe/d	442	460	445	419
Prices (4)
Oil and liquids ($/bbl)
North America	34.57	21.58	32.43	30.80
North Sea	41.77	30.15	38.76	36.07
Southeast Asia	45.04	27.63	39.46	35.97
Sudan	46.30	24.87	37.79	32.66
Crude oil and natural gas liquids	41.47	26.94	37.20	33.99
Synthetic oil	42.76	33.77	40.07	39.54
Total oil and liquids	41.49	27.00	37.22	34.05
Natural gas ($/mcf)
North America	5.21	3.20	3.96	5.39
North Sea	4.51	4.48	3.89	4.35
Southeast Asia	6.00	4.06	4.72	4.80
Total natural gas	5.20	3.45	4.03	5.22
Total ($/boe) (includes synthetic)	37.50	24.54	32.15	32.95

(1) Comparative amounts for 2001 restated for new CICA accounting standard.
(2) Cash flow per common share is calculated before deducting preferred security charges.
(3) Net income per common share is calculated after deducting preferred security charges.
(4) Prices are before hedging.
(5) Cash flow and cash flow per share are non-GAAP measures.

BalSheet

Talisman Energy Inc.
Consolidated Balance Sheets

December 31 (millions of Canadian dollars)	2002	2001
		(restated)
Assets
Current
Cash	27	17
Accounts receivable	719	654
Inventories	147	99
Prepaid expenses	24	29
	917	799

Accrued employee pension benefit asset	67	67
Other assets	99	25
Goodwill	469	467
Property, plant and equipment	10,042	9,461
	10,677	10,020
Total assets	11,594	10,819

Liabilities
Current
Accounts payable and accrued liabilities	803	869
Income and other taxes payable	186	146
Current portion of long-term debt	-	189
	989	1,204

Deferred credits	57	87
Provision for future site restoration	813	619
Long-term debt	2,997	2,794
Future income taxes	2,236	1,989
	6,103	5,489

Shareholders' equity
Preferred securities	431	431
Common shares	2,785	2,831
Contributed surplus	75	77
Cumulative foreign currency translation	140	-
Retained earnings	1,071	787
	4,502	4,126
Total liabilities and shareholders' equity	11,594	10,819

Interim statements are not independently audited.
Comparative amounts for 2001 restated for new CICA accounting standard.

QtrIncome

Talisman Energy Inc.
Consolidated Statements of Income

	Three months ended		Years ended
(millions of Canadian dollars	December 31		December 31
except per share amounts)	2002	2001	2002	2001
		(restated)		(restated)
Revenue
Gross sales	1,524	1,083	5,299	5,047
Less royalties	302	168	927	989
Net sales	1,222	915	4,372	4,058
Other	20	22	80	82
Total revenue	1,242	937	4,452	4,140

Expenses
Operating	303	271	1,115	946
General and administrative	39	29	138	108
Depreciation, depletion and amortization	388	387	1,495	1,313
Dry hole	49	32	174	113
Exploration	70	43	185	147
Interest on long-term debt	42	36	164	139
Other	53	17	113	78
Total expenses	944	815	3,384	2,844
Income before taxes	298	122	1,068	1,296
Taxes
Current income tax	66	66	258	342
Future income tax (recovery)	32	(18)	162	72
Petroleum revenue tax	18	34	124	149
	116	82	544	563
Net income	182	40	524	733
Preferred security charges, net of tax	6	7	24	24
Net income available to common shareholders	176	33	500	709

Per common share (dollars)
Net income	1.33	0.25	3.73	5.25
Diluted net income	1.31	0.24	3.67	5.16
Average number of common shares outstanding (millions)
Basic	133	134	134	135
Diluted	134	136	136	137

Consolidated Statements of Retained Earnings

	Three months ended		Years ended
December 31			December 31
(millions of Canadian dollars)2002 2,001.0
(restated)
Retained earnings, beginning of period1,071 904			787	308
Net income182		40	524	733
Adoption of new accounting policy	-	(96)	-	(51)
Common share dividends	(40)	(40)	(80)	(81)
Purchase of common shares	(136)	(14)	(136)	(98)
Preferred security charges, net of tax	(6)	(7)	(24)	(24)
Retained earnings, end of period	1,071	787	1,071	787

Interim statements are not independently audited.
Comparative amounts for 2001 restated for new CICA accounting standard.

QtrCashflow

Talisman Energy Inc.
Consolidated Statements of Cash Flows

	Three months ended		Years ended
	December 31		December 31
(millions of Canadian dollars)	2002	2001	2002	2001
		(restated)		(restated)
Operating
Net income	182	40	524	733
Items not involving current cash flow	507	420	1,936	1,614
Exploration	70	43	185	147
Cash flow	759	503	2,645	2,494
Deferred gain on unwound hedges	(6)	52	(43)	52
Changes in non-cash working capital	(76)	16	(163)	(177)
Cash provided by operating activities	677	571	2,439	2,369
Investing
Corporate acquisitions	-	(9)	-	(1,213)
Capital expenditures
Exploration, development and corporate	(466)	(554)	(1,874)	(1,912)
Acquisitions	(175)	(39)	(244)	(186)
Proceeds of resource property dispositions	14	14	30	47
Investments	(34)	-	(36)	-
Changes in non-cash working capital	(9)	(30)	2	52
Cash used in investing activities	(670)	(618)	(2,122)	(3,212)
Financing
Long-term debt repaid	-	(60)	(1,397)	(568)
Long-term debt issued	255	163	1,417	1,617
Common shares purchased	(218)	(22)	(184)	(117)
Common share dividends	(40)	(40)	(80)	(81)
Preferred security charges	(10)	(11)	(42)	(42)
Deferred credits and other	(17)	(4)	(21)	(25)
Cash (used in) provided by financing activities	(30)	26	(307)	784
Net increase (decrease) in cash	(23)	(21)	10	(59)
Cash, beginning of period	50	38	17	76
Cash, end of period	27	17	27	17

Interim statements are not independently audited.
Comparative amounts for 2001 restated for new CICA accounting standard.

SegInfo_Q234

SEGMENTED INFORMATION

			North America (1)					North Sea (2)					Southeast Asia (3)					Sudan					Other				Total
			Three months		Years			Three months		Years			Three months		Years			Three months		Years			Three months		Years		Three months		Years
			ended		ended			ended		ended			ended		ended			ended		ended			ended		ended		ended		ended
			December 31		December 31			December 31		December 31			December 31		December 31			December 31		December 31			December 31		December 31		December 31		December 31
(millions of Canadian dollars)			2002	2001	2002	2001		2002	2001	2002	2001		2002	2001	2002	2001		2002	2001	2002	2001		2002	2001	2002	2001	2002	2001	2002	2001
				(restated)		(restated)																						(restated)		(restated)
Revenue
	Gross sales		603	409	2,014	2,332		520	441	1,971	1,638		142	102	486	439		259	131	828	638		-	-	-	-	1,524	1,083	5,299	5,047
	Royalties		119	72	373	558		22	31	96	93		38	20	130	90		123	45	328	248		-	-	-	-	302	168	927	989
	Net sales		484	337	1,641	1,774		498	410	1,875	1,545		104	82	356	349		136	86	500	390		-	-	-	-	1,222	915	4,372	4,058
	Other		10	10	38	34		8	11	40	46		1	-	1	1		1	1	1	1		-	-	-	-	20	22	80	82
Total revenue			494	347	1,679	1,808		506	421	1,915	1,591		105	82	357	350		137	87	501	391		-	-	-	-	1,242	937	4,452	4,140
Segmented expenses
	Operating		99	97	357	343		158	137	588	467		25	21	86	70		21	16	84	66		-	-	-	-	303	271	1,115	946
	DD&A		161	158	614	585		181	177	701	558		23	32	87	93		23	20	93	77		-	-	-	-	388	387	1,495	1,313
	Dry hole		37	8	128	54		9	16	9	21		-	4	4	8		3	4	13	16		-	-	20	14	49	32	174	113
	Exploration		17	16	66	69		6	1	20	30		9	5	19	8		1	2	6	11		37	19	74	29	70	43	185	147
	Other		30	3	77	11		21	(1)	55	(23)		5	(1)	11	(2)		6	1	(5)	11		(6)	4	(7)	8	56	6	131	5
Total segmented expenses			344	282	1,242	1,062		375	330	1,373	1,053		62	61	207	177		54	43	191	181		31	23	87	51	866	739	3,100	2,524
Segmented income before taxes			150	65	437	746		131	91	542	538		43	21	150	173		83	44	310	210		(31)	(23)	(87)	(51)	376	198	1,352	1,616
Non-segmented expenses
	General and administrative																										39	29	138	108
	Interest on long-term debt																										42	36	164	139
	Currency translation																										(3)	11	(18)	73
Total non-segmented expenses																											78	76	284	320
Income before taxes																											298	122	1,068	1,296

Capital expenditures
	Exploration		88	68	321	314		29	41	134	106		16	17	36	31		4	12	27	42		37	34	110	74	174	172	628	567
	Development		121	160	501	562		42	125	297	527		72	55	233	110		16	17	71	75		32	16	118	41	283	373	1,220	1,315
Exploration and development			209	228	822	876		71	166	431	633		88	72	269	141		20	29	98	117		69	50	228	115	457	545	1,848	1,882
	Property acquisitions																										175	39	244	186
	Proceeds on dispositions																										(24)	(14)	(40)	(47)
	Other non-segmented																										9	9	26	30
Net capital expenditures (4)																											617	579	2,078	2,051

Property, plant and equipment					4,955	4,773				2,921	2,831				1,093	924				772	767				301	166			10,042	9,461
Goodwill					291	291				46	41				132	135				-	-				-	-			469	467
Other					350	265				387	371				205	137				56	44				18	7			1,016	824
Segmented assets					5,596	5,329				3,354	3,243				1,430	1,196				828	811				319	173			11,527	10,752
Non-segmented assets																													67	67
Total assets																													11,594	10,819

			Three months		Years								Three months		Years								Three months		Years
ended					ended								ended		ended								ended		ended
December 31													December 31		December 31								December 31		December 31
(1)North America						2001	(2)	North Sea					2002	2001	2002	2001	(3)	Southeast Asia					2002	2001	2002	2001
RevenuesCanada489	347	1,674	1,808		Revenues		United Kingdom			500	412	1,888	1,561		Revenues			Indonesia		89	70	302	332
	US	5	-	5	-				Netherlands			6	9	27	30					Malaysia		14	12	50	18
			494	347	1,679	1,808							506	421	1,915	1,591					Vietnam		2	-	5	-
	Property, plant	Canada			4,848	4,769		Property, plant		United Kingdom					2,875	2,791							105	82	357	350
	and equipment	US			107	4		and equipment		Netherlands					46	40		Property, plant			Indonesia				515	508
					4,955	4,773									2,921	2,831		and equipment			Malaysia				565	407
																					Vietnam				13	9
(4)	Excluding corporate acquisitions.																								1,093	924
	Comparative amounts for 2001 restated for new CICA accounting standard.

Netbacks

Talisman Energy Inc.
Product Netbacks

		Three months ended				Twelve months ended
		December 31				December 31
(C$ - production before royalties)		2002		2001		2002		2001
North America	Oil and liquids ($/bbl)
	Sales price	34.57		21.58		32.43		30.80
	Hedging (gain)	0.36		(0.72)		0.06		(0.12)
	Royalties	7.42		4.56		6.85		6.88
	Operating costs	6.20		5.84		5.55		5.22
		20.59		11.90		19.97		18.82
	Natural gas ($/mcf)
	Sales price	5.21		3.20		3.96		5.39
	Hedging (gain)	(0.11)		(0.37)		(0.28)		0.02
	Royalties	1.04		0.58		0.75		1.34
	Operating costs	0.78		0.75		0.71		0.67
		3.50		2.24		2.78		3.36
North Sea	Oil and liquids ($/bbl)
	Sales price	41.77		30.15		38.76		36.07
	Hedging (gain)	0.38		(0.72)		0.12		(0.17)
	Royalties	1.72		1.60		1.60		1.85
	Operating costs	12.00		9.66		11.11		10.06
		27.67		19.61		25.93		24.33
	Natural gas ($/mcf)
	Sales price	4.51		4.48		3.89		4.35
	Hedging (gain)	-		-		-		-
	Royalties	0.27		0.84		0.48		0.46
	Operating costs	0.92		0.66		0.61		0.46
		3.32		2.98		2.80		3.43
Southeast Asia (1)	Oil and liquids ($/bbl)
	Sales price	45.04		27.63		39.46		35.97
	Hedging (gain)	0.36		(1.04)		0.06		(0.30)
	Royalties	17.13		7.74		14.83		10.69
	Operating costs	8.67		6.89		7.93		7.13
		18.88		14.04		16.64		18.45
	Natural gas ($/mcf)
	Sales price	6.00		4.06		4.72		4.80
	Hedging (gain)	-		0.01		-		0.02
	Royalties	0.31		0.21		0.25		0.24
	Operating costs	0.80		0.61		0.59		0.47
		4.89		3.23		3.88		4.07
Sudan	Oil ($/bbl)
	Sales price	46.30		24.87		37.79		32.66
	Hedging (gain)	0.37		(0.73)		0.07		(0.13)
	Royalties	21.74		9.01		14.94		12.78
Operating costs				3.25		3.82		3.40
20						18.96		16.61
Total CompanyOil and liquids ($/bbl)
Sales price41	26.94		37.20		33.99
Hedging (gain)	0.37		(0.75)		0.09		(0.16)
	Royalties	8.85		4.29		6.83		6.22
	Operating costs	8.53		7.27		7.99		7.15
		23.72		16.13		22.29		20.78
	Natural gas ($/mcf)
	Sales price	5.20		3.45		4.03		5.22
	Hedging (gain)	(0.09)		(0.28)		(0.22)		0.02
	Royalties	0.89		0.58		0.67		1.14
	Operating costs	0.80		0.73		0.69		0.63
		3.60		2.42		2.89		3.43

(1) Includes operations in Indonesia and Malaysia/Vietnam.
Netbacks do not include synthetic oil or pipeline operations.

Ratios

Talisman Energy Inc.
Consolidated Financial Ratios
December 31, 2002

The following financial ratios are provided in connection with the Company's continuous offering of medium term notes pursuant to the short form prospectus dated March 27, 2002 and a prospectus supplement dated March 28, 2002, and are based on the corporation's consolidated financial statements that are prepared in accordance with accounting principles generally accepted in Canada.

The asset coverage ratios are calculated as at December 31, 2002.
The interest coverage ratios are for the 12 month period then ended.

	Preferred	Preferred
	Securities	Securities
	as equity (5)	as debt (6)
Interest coverage (times)
Income (1)	5.86	4.79
Cash flow (2)	16.23	13.27
Asset coverage (times)
Before deduction of future income taxes and deferred credits (3)	3.54	3.05
After deduction of future income taxes and deferred credits (4)	2.50	2.16

(1) Net income plus income taxes and interest expense; divided by the sum of interest expense and capitalized interest.
(2) Cash flow plus current income taxes and interest expense; divided by the sum of interest expense and capitalized interest.
(3) Total assets minus current liabilities; divided by long-term debt.
(4) Total assets minus current liabilities and long-term liabilities excluding long-term debt; divided by long-term debt.
(5) The Company's preferred securities are classified as equity and the related charges have been excluded from interest expense.
(6) Reflects adjusted ratios, had the preferred securities been treated as debt and the related charges been included in interest expense.

NetProd

Talisman Energy Inc.
Additional Information for US Readers
Production net of royalties

	Three months ended		Twelve months ended
	December 31		December 31
	2002	2001	2002	2001

Oil and liquids (bbls/d)
North America	46,875	49,600	47,182	49,145
North Sea	119,142	127,883	122,231	105,138
Southeast Asia (1)	13,868	17,895	14,025	14,667
Sudan	32,442	35,282	36,346	32,422
Synthetic oil (Canada)	2,958	2,201	2,788	2,387
Total oil and liquids	215,285	232,861	222,572	203,759

Natural gas (mmcf/d)
North America	662	689	665	608
North Sea	105	113	107	97
Southeast Asia (1)	86	94	89	89
Total natural gas	853	896	861	794

Total mboe/d	357	383	366	337

(1) Includes operations in Indonesia and Malaysia/Vietnam.

USNetbacks

Talisman Energy Inc.
Additional Information for US Readers
Product Netbacks

		Three months ended				Twelve months ended
		December 31				December 31
(US$ - production net of royalties)		2002		2001		2002		2001
North America	Oil and liquids (US$/bbl)
	Sales price	22.03		13.66		20.65		19.89
	Hedging (gain)	0.29		(0.58)		0.04		(0.10)
	Operating costs	5.03		4.68		4.48		4.33
		16.71		9.56		16.13		15.66
	Natural gas (US$/mcf)
	Sales price	3.32		2.02		2.52		3.48
	Hedging (gain)	(0.09)		(0.28)		(0.22)		0.02
	Operating costs	0.62		0.58		0.56		0.57
		2.79		1.72		2.18		2.89
North Sea	Oil and liquids (US$/bbl)
	Sales price	26.61		19.08		24.68		23.29
	Hedging (gain)	0.26		(0.48)		0.08		(0.12)
	Operating costs	7.98		6.45		7.38		6.83
		18.37		13.11		17.22		16.58
	Natural gas (US$/mcf)
	Sales price	2.87		2.83		2.48		2.81
	Hedging (gain)	-		-		-		-
	Operating costs	0.62		0.51		0.44		0.33
		2.25		2.32		2.04		2.48
Southeast Asia (1)	Oil and liquids (US$/bbl)
	Sales price	28.70		17.48		25.13		23.22
	Hedging (gain)	0.37		(0.91)		0.06		(0.28)
	Operating costs	8.91		6.05		8.09		6.53
		19.42		12.34		16.98		16.97
	Natural gas (US$/mcf)
	Sales price	3.82		2.57		3.01		3.10
	Hedging (gain)	-		0.01		-		0.01
	Operating costs	0.54		0.41		0.40		0.32
		3.28		2.15		2.61		2.77
Sudan	Oil (US$/bbl)
	Sales price	29.50		15.74		24.06		21.09
	Hedging (gain)	0.44		(0.72)		0.08		(0.14)
	Operating costs	4.46		3.22		4.02		3.60
		24.60		13.24		19.96		17.63
Total Company	Oil and liquids (US$/bbl)
	Sales price	26.18		17.28		23.74		21.95
	Hedging (gain)	0.30		(0.57)		0.07		(0.13)
	Operating costs	6.85		5.55		6.25		5.64
19.03				12.30		17.42		16.44
Natural gas (US$/mcf)
Sales price						2.57		3.37
Hedging (gain)(0)	(0.22)		(0.17)		0.01
Operating costs	0.61		0.55		0.53		0.52
		2.77		1.86		2.21		2.84

(1) Includes operations in Indonesia and Malaysia/Vietnam.
Netbacks do not include synthetic oil or pipeline operations.